UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2005

Manor Care, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10858	34-1687107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Summit Street, Toledo, Ohio		43604-2617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-252-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

The significant terms of the company's revolving credit facility are as follows.

On May 27, 2005, we entered into a five-year $300 million unsecured revolving credit facility with a group of lenders, with an uncommitted option to increase the facility by up to an additional $100 million. The credit facility is intended to provide financing for general corporate purposes, including working capital, capital expenditures and permitted acquisitions.

Guarantees
Our obligations under the revolving credit facility are guaranteed by substantially all of our subsidiaries. All guarantees are guarantees of payment and not of collection.

The commitments under the revolving credit facility expire on May 27, 2010.

Interest
Loans under the revolving credit facility bear interest at variable rates which reflect, at our option, (i) the higher of the Federal Funds Rate as published by the Federal Reserve Bank plus one half of 1% or the prime rate as announced by the agent bank from time to time; and (ii) an applicable margin over Eurodollar indices, which ranges from 0.320 to 0.800 percent per annum, depending on our leverage ratio, as defined in the revolving credit facility. We also have the option to request that lenders under the facility advance loans on a competitive bid basis. Competitive borrowings will bear interest at market rates prevailing at the time of borrowing on either a fixed rate or floating rate basis, at our option. The credit facility also provides for a fee on the total average daily amounts of commitments under the facility, ranging from 0.080 to 0.200 percent per annum, depending on the our leverage ratio. In addition to direct borrowings, the revolving credit facility includes a letter of credit subfacility that may be used to support the issuance of up to $125 million of letters of credit. Usage of the letter credit subfacility reduces amounts available for borrowing under the revolving credit facility.

Letter of credit fees
Letter of credit fees will be equal to the applicable margin for LIBOR loans on a per annum basis plus a fronting fee of 0.125% per annum to be paid to the letter of credit issuing lender for its own account. Fees will be calculated on the aggregate stated amount for each letter of credit for the stated duration thereof.

Covenants
The credit facility contains various covenants, which, among other things:
•limit our ability and the ability of certain subsidiaries to borrow and to place liens on our assets or their assets;
•require us to comply with a fixed charge coverage ratio test and leverage ratio test;
•limit our ability to merge with other parties or to sell all or substantially all of our assets;
•limit our ability to engage in other business activities or engage in transactions with affiliates;
•limit our and our subsidiaries’ ability to make certain acquisitions; and
•limit our ability to pay dividends and redeem capital stock.

Events of default
The revolving credit facility contains events of default that are usual and customary in credit facilities of this type, including:
•non-payment of principal, interest, fees or other amounts;
•violation of covenants (with cure periods as applicable);
•material inaccuracy of representations and warranties;
•cross-default to other material agreements and indebtedness;
•bankruptcy and other insolvency events;
•material judgments;
•ERISA matters;
•actual or asserted invalidity of any loan documentation (including any guarantee);
•loss of licenses; and
•change of control.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manor Care, Inc.

July 25, 2005	By:	Geoffrey G. Meyers

Name: Geoffrey G. Meyers
Title: Executive Vice President and Chief Financial Officer